COMMERCIAL LEASE



                                     between

                           BROADWATER INVESTMENTS, II

                                       and

                                SYCONET.COM, INC.
                                COMMERCIAL LEASE


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                                      LEASE

                       BROADWATER INVESTMENTS II, Landlord
                            SYCONET.COM, INC., Tenant

                                                                            Page

                                Table of Contents

ARTICLE 1.   Lease                                                           1

ARTICLE 2.   Initial Term and Renewal Option                                 2

ARTICLE 3.   Rent                                                            2

ARTICLE 4.   Maintenance and Repairs                                         3

ARTICLE 5.   Alterations                                                     4

ARTICLE 6.   Insurance                                                       5

ARTICLE 7.   Personal Property and Fixtures;
             Tenant's Right of Removal                                       6

ARTICLE 8.   Signs                                                           7

ARTICLE 9.   Damage by Fire or Other Casualty                                7

ARTICLE 10.  Eminent Domain                                                  8

ARTICLE 11.  Default                                                         9

ARTICLE 12.  Funds Expended by Landlord                                     10

ARTICLE 13.  Use of Demised Premises                                        11

ARTICLE 14.  Landlord's Warranties and Representations                      16

ARTICLE 15.  Waiver of Landlord's Lien                                      16

ARTICLE 16.  Subordination, Nondisturbance and Attornment                   16

ARTICLE 17.  Inspection                                                     17

ARTICLE 18.  Indemnity                                                      17


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ARTICLE 19.  Tender of Possession and Possession Date                       18

ARTICLE 20.  Estoppel Certificates                                          19

ARTICLE 21.  Assignment and Subletting                                      19

ARTICLE 22.  Holding Over                                                   19

ARTICLE 23.  Notices                                                        20

ARTICLE 24.  General                                                        20

ARTICLE 25.  Authority                                                      22

ARTICLE 26.  Attorneys' Fees                                                23

ARTICLE 27.  Brokerage Commission                                           24

EXHIBIT A

EXHIBIT C

ARTICLE 28.  Lease Addendum; Purchase Option


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                                      LEASE

     THIS LEASE, made and entered into this 1st day of March, 2000, by and between BROADWATER INVESTMENTS II, a Virginia general partnership ("Landlord"), and SYCONET.COM, INC., a Delaware corporation ("Tenant").

                              W I T N E S S E T H :

     In consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound hereby agree as follows:

ARTICLE 1. Lease.

     1.1. Date of Execution. This Lease shall not be binding upon the parties until fully executed by each party hereto. When fully executed, the "Date of Execution" of the Lease shall be the date upon which the last party to sign this Lease executed the same.

     1.2. Demised Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the land and premises located at 10390 Central Park Drive, Manassas, Virginia 20110, part of a larger tract described more particularly in Exhibit A, attached hereto and made a part hereof, together with all Landlord's rights, privileges, easements, and appurtenances in, over and upon adjoining and adjacent public and private land, highways, roads and streets reasonably required for ingress and egress to and from such premises. Such land, premises and the improvements to be constructed by Landlord, including approximately fifteen thousand one hundred twenty (15,120) square feet of buildings, thereon and appurtenances are referred to in this Lease as the "Demised Premises."

ARTICLE 2. Initial Term and Renewal Option.

     2.1. Initial Term. The initial term of this Lease (the "Initial Term") shall be five (5) years commencing at 12:01 a.m. on the Possession Date as defined in Article 19 hereof (the "Commencement Date") and terminating at 12:00 midnight on the fifth (5th) anniversary of the Commencement Date, unless extended pursuant to Article 2.2. Landlord and Tenant agree to sign on or before the Possession Date a document titled "Commencement Date Agreement," reciting the Commencement Date and termination date of the Initial Term and the commencement of Tenant's liability for the payment of rent and other charges specified herein, and this document shall be conclusive as to the Lease term.


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     2.2. Renewal Option. Tenant may, at its option, renew this Lease for two
(2) additional five (5) year terms. Tenant may exercise its right to extend the Lease for the first additional five-year term ("First Renewal Term") by giving written notice to Landlord of Tenant's election, not later than sixty (60) calendar days prior to the date of termination of the Initial Term. If the Tenant fails to exercise its right to extend for the First Renewal Term within the time provided herein, all of Tenant's rights to extend this Lease shall automatically terminate. If Tenant elects to extend the Lease for the First Renewal Term, the First Renewal Term shall commence on the fifth anniversary of the Commencement Date and continue for a period of five (5) years thereafter, unless sooner terminated in accordance with the terms of this Lease. Tenant may exercise its right to extend the Lease for the second additional five-year term ("Second Renewal Term") by giving written notice to Landlord of Tenant's election, not later than sixty (60) calendar days prior to the date of termination of the First Renewal Term. If the Tenant fails to exercise its right to extend for the Second Renewal Term within the time provided herein, all of Tenant's rights to extend this Lease shall automatically terminate. If Tenant elects to extend the Lease for the Second Renewal Term, the Second Renewal Term shall commence on the tenth (10th) anniversary of the Commencement Date and continue for a period of five (5) years thereafter, unless sooner terminated in accordance with the terms of this Lease. The First Renewal Term and the Second Renewal Term shall be upon the same terms and conditions as the Initial Term, except as otherwise specifically set forth herein.

ARTICLE 3.    Rent.

     3.1. Initial Term. For the Initial Term of this Lease, Tenant shall pay Landlord base rent at the rate of TWO HUNDRED TEN THOUSAND DOLLARS ($210,000.00) per annum payable in equal monthly installments of SEVENTEEN THOUSAND FIVE HUNDRED DOLLARS ($17,500.00) per month on the first (1st) day of each month, in advance.

     Landlord hereby acknowledges the receipt of THIRTY-FIVE THOUSAND DOLLARS ($35,000.00) from Tenant ("Tenant's Rent Deposit"), which amount shall be applied against the monthly installments of rent due for the twelfth and twenty-fourth months thereunder.

     3.2. Renewal Term. If Tenant elects to extend the Lease for the First Renewal Term, for each year during the First Renewal Term, Tenant shall pay Landlord base rent of TWO HUNDRED FORTY-SIX THOUSAND DOLLARS ($246,000.00) per annum, payable in equal


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monthly installments of TWENTY THOUSAND FIVE HUNDRED DOLLARS ($20,500.00) per
month on the first day of each month, in advance. If Tenant elects to extend the Lease for the Second Renewal Term, for each year during the Second Renewal Term, Tenant shall pay Landlord base rent of TWO HUNDRED EIGHTY-EIGHT THOUSAND DOLLARS ($288,000.00) per annum, in equal monthly installments of TWENTY-FOUR THOUSAND DOLLARS ($24,000.00) per month on the first day of each month, in advance.

     3.3. Costs other than Rent.

     3.3.1. During the term of this Lease, including any Renewal Term, Landlord shall pay all real properly taxes on the Demised Premises, before the date on which such taxes become delinquent. During the term of this Lease, including any Renewal Term, Tenant shall promptly pay all charges for water, trash and waste removal service, electricity, gas, telephone service, sewerage service and any and all utilities furnished to the Demised Premises, before the date on which such charges become delinquent. During the term of this Lease Landlord shall pay hazard insurance upon all improvements on the Demised Premises as provided in
Article 6.1 hereof.

     3.3.2. Landlord shall not be liable for any interruption or failure whatsoever in utility services, except to the extent such interruption or failure occurs in a part of a utility line the maintenance of which is Landlord's responsibility.

     3.3.3. Landlord shall pay and discharge all special assessments for local improvements levied on the Demised Premises.

     3.3.4. Tenant shall pay and discharge all taxes imposed upon any of its property located upon the Demised Premises.

     3.4. Proration of Rent Payments and Late Rent Payments.

     3.4.1. If the Commencement Date of the Initial Term or any Renewal Term of this Lease is other than the first day of a calendar month, or the termination date of any term is other than the last day of a calendar month, the rent to be paid to Landlord on a monthly basis shall be prorated on a per diem basis.

     3.4.2. Tenant shall have a ten (10) day grace period from the first day of a calendar month during which rent payment(s) can be made without incurring a late penalty charge of


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five percent (5%) of the monthly base rent.

ARTICLE 4.  Maintenance and Repairs.

     4.1. By Landlord. Landlord shall keep the foundations, exterior walls, all utility service lines not repaired or maintained by public or private utility companies, roof and all structural portions of all improvements on the Demised Premises in good condition and repair throughout the term of this Lease and any extensions thereof. In the event that the Demised Premises should become in need of repairs to be made by Landlord hereunder, Tenant shall give prompt notice thereof to Landlord. Except as otherwise specifically provided herein, Tenant shall be responsible for maintaining the heating, air-conditioning and plumbing, interior finishes, fixtures and premises in good condition throughout the term of this Lease and any extension thereof in at least as good condition as the same were at the Commencement Date, reasonable wear and tear excepted. Tenant shall pay the cost incurred during the term of this Lease or any extension thereof in repairing and maintaining the air- conditioning units serving the Demised Premises. Landlord shall pay the cost of replacing any air-conditioning unit or major component of any unit, if replacement is required during the term of this Lease or any extension thereof.

     4.2. By Tenant. Tenant shall keep the Demised Premises in good, clean condition and shall at its expense, make all needed repairs and replacements, except for repairs and replacements required to be made by Landlord under the provisions of Article 4.1. At the expiration of this Lease, Tenant shall surrender the Demised Premises in good condition, except for reasonable wear and tear, loss by fire or other casualty, or any repairs or replacements required to be made by Landlord; and shall surrender all keys for the Demised Premises to Landlord.

     4.3. Landlord shall maintain and repair parking lots, sidewalks and common areas including landscaping areas; provided, however, that Tenant shall be responsible for snow and ice removal from sidewalks and entry ways to the Demised Premises. Landlord will be responsible for snow removal from parking lots.

ARTICLE 5. Alterations.

     5.1. Non-Structural. Tenant shall have the right, at its expense, from time to time, to redecorate the Demised Premises and to make such non-structural alterations and changes thereto as Tenant may desire.


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     5.2. Structural. Upon consent of Landlord, which consent shall not be unreasonably withheld or delayed, Tenant shall have the right, at its expense, from time to time, to make structural alterations and additions to the Demised Premises if such structural alterations do not impair the structural soundness or diminish the value of the Demised Premises. In its request to the Landlord for such consent, Tenant shall include proposed plans for such alterations.

     5.3. Licenses and Permits. Tenant shall at its expense procure all necessary licenses and permits for any alterations permitted under this Article
5. Landlord, at Tenant's request and expense, shall execute such documents as may be required by any public or quasi public authority for the purpose of obtaining any such license or permit.

     5.4. Ownership. All alterations or improvements made by Tenant to the Demised Premises, other than trade fixtures or Tenant's personal property, shall become the property of Landlord upon termination of this Lease, unless required to be removed at the direction of Landlord as provided below. It is expressly understood and agreed that any aboveground storage tank or wastewater filtration equipment installed by Tenant pursuant to Article 5.5 shall be considered Tenant's trade fixtures or personal property. Landlord, at its option, may require Tenant to remove any and all alterations or improvements installed or made by Tenant upon termination of the Lease, in which event Tenant shall repair any damage caused by such removal to restore Landlord's property to substantially the condition as on the Commencement Date, reasonable wear and tear excepted.

     5.5. Tenant's Improvements. Landlord does hereby consent and approve the installation of all aboveground storage tanks or systems necessary for the operation of the Tenant's business, including an equipment wash concrete pad, spill containment pad, and related or associated equipment, sumps and piping, the installation of which shall be in accordance with existing city, parish, state and federal statutes, ordinances, regulations, and conditions of any permits legally required therefor. Prior to commencement of any such installation, Tenant shall present to Landlord plans for such alterations for Landlord's approval, which shall not be unreasonably withheld or delayed.

ARTICLE 6. Insurance.

     6.1. Hazard Insurance. Landlord, at its expense, shall keep all improvements on the Demised Premises, including all buildings and other improvements currently or hereafter in

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existence, insured against loss or damage by fire and the hazards covered by extended coverage insurance in an amount equal to not less than the full replacement value of such improvements without offset for depreciations.

     6.2. Liability Insurance. Tenant, at its expense, shall maintain comprehensive general liability insurance insuring Landlord and Tenant against death, injury to persons or damage to property on or about the Demised Premises, with minimum limits of $1,000,000 for injuries to or death of one person as a result of any one accident or disaster, $2,000,000 for injuries to or death of more than one person as a result of any one accident or disaster, and $2,000,000 for property damage.

     6.3. Proof of Insurance. Upon the written request of either Landlord or Tenant to the other, each party shall furnish to the requesting party a complete copy of the insurance policy(ies) required by this Article.

     6.4. Indemnity, Release. and Waiver. Landlord and Tenant hereby agree to indemnify the other against, and hold the other harmless from, all claims, liabilities, demands, or causes of action, including all reasonable expenses of the indemnified party incidental thereto, for injury to or death of any employee, agent or customer of the indemnifying party arising within or on the Demised Premises and caused by the indemnifying party's negligent act or omission or negligent act or omission of any employee, agent or customer of the indemnifying party. The liability of the indemnifying party to indemnify as set forth above, however, shall not extend to any matter against which the indemnified party shall be effectively protected by insurance; provided, however, that if any such liability shall exceed the amount of the effective and collectible insurance in question, the liability of the indemnifying party pursuant to this Article shall apply to such excess. Landlord and Tenant further waive and release each other of and from any and all rights of recovery, claims, action or causes of action against each other, their respective agents, servants and employees, for any loss or damage that may occur to the Demised Premises or property on or within the Demised Premises, by reason of fire or the elements of nature, regardless of cause or origin, including the fault or negligence or strict liability of the other party or their agents, servants or employees. Because this Article will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to any insurance company or any other person, Landlord and Tenant agree immediately to give to each insurance company which has issued to it policies of insurance covering all risk of direct physical loss, written notice of the


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terms of the mutual waivers contained in this Article, and, if required, to have the insurance policies properly endorsed to prevent the invalidation of such insurance coverage by reason of these waivers.

ARTICLE 7. Personal Property and Fixtures; Tenant's Right of Removal.

     Trade fixtures, equipment, machinery or other personal property installed in or attached to the Demised Premises by or at the expense of Tenant shall remain the property of Tenant. Tenant shall have the right at any time to remove any or all such trade fixtures, equipment, machinery and other property, provided such removal does not cause irreparable or unreasonable harm to the Demised Premises. In any event Tenant, at its expense, shall repair any and all damage caused by such removal.

ARTICLE 8. Signs.

     Tenant may, at its expense, utilize or remove any existing sign or install new signs on the Demised Premises as may be reasonable and which shall not damage or impair the attractiveness of the Demised Premises. Tenant shall be entitled to remove any or all such signs at any time during the term of this Lease, or within fifteen (15) calendar days after termination of this Lease, provided such removal does not cause irreparable or unreasonable harm to the Demised Premises. In any event Tenant, at its expense, shall repair any damage caused by such removal.

ARTICLE 9. Damage by Fire or Other Casualty.

     9.1. Substantial or Total Destruction. If the improvements erected upon the Demised Premises are totally destroyed by fire or other casualty, or thirty percent (30%) or more of the value of the improvements is so destroyed, then:

     9.1.1. Either party may terminate this Lease by written notice to the other party within thirty (30) calendar days after such destruction.

     9.1.2. If neither party terminates this Lease pursuant to the above clause
(a), Landlord shall repair and restore such improvements as soon as is reasonably practicable to substantially the same condition as they were in immediately prior to such destruction. Landlord shall be entitled to use the proceeds of all applicable casualty insurance on the Demised Premises for purposes of such repair and restoration. In the

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event the insurance funds are insufficient to cover the costs of the repairs or
Landlord does not elect to use all or a portion of such proceeds, the excess costs shall be borne by Landlord.

     9.1.3. No rent (including but not limited to taxes and other items of additional rent) shall be payable from the date of such destruction to the date of completion of such repair or restoration.

     9.1.4. If Landlord has not commenced such repair or restoration within sixty (60) calendar days after the date of such destruction, or has not completed such repair or restoration within a reasonable time thereafter, which in any event shall not exceed one hundred twenty (120) calendar days from the date of commencement of such repairs, Tenant may terminate this Lease by notice to Landlord at any time prior to completion of such repair or restoration.

     9.2. Partial Destruction. If the improvements erected upon the Demised Premises are damaged by fire or other casualty, but less than thirty percent (30%) of the value of the improvements is so destroyed, then:

     9.2.1. Landlord shall repair and restore such improvements as soon as it is reasonably practicable to substantially the same condition as they were in immediately prior to such damage. Landlord shall be entitled to use the proceeds of all applicable casualty insurance on the Demised Premises for purposes of such repair or restoration. In the event the insurance funds are insufficient to cover the costs of the repairs or Landlord does not elect to use all or a portion of such proceeds, the excess costs shall be borne by Landlord.

     9.2.2. There shall be a reduction in base rent payable from the date of such destruction to the date of completion of such repair or restoration, which reduction shall be equal to current base rent, multiplied by a fraction, the numerator of which shall be the value of the improvements so destroyed and the denominator of which shall be the value of improvements immediately prior to such destruction.

     9.2.3. If Landlord has not commenced such repair or restoration within sixty (60) calendar days after the date of such damage, or has not completed such repair or restoration within a reasonable time thereafter, which in any event shall not exceed one hundred twenty (120) calendar days from the date of commencement of such repairs, Tenant may terminate this Lease by notice to Landlord at any time until completion of such repair or restoration.

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ARTICLE 10. Eminent Domain.

     Landlord shall deliver to Tenant within ten (10) days after receipt thereof any notice of a governmental entity's intent to exercise its power of eminent domain with respect to all or a portion of the Demised Premises.

     10.1. Substantial or Total Taking. In the event that all of the Demised Premises are to be acquired by exercise of the power of eminent domain, or a portion of the Demised Premises are to be so acquired and the remaining portion of the Demised Premises cannot, in Tenant's judgment, reasonably be used by Tenant for the general purposes for which it was used prior to such acquisition, this Lease may be terminated by either party upon thirty (30) calendar days' written notice to the other.

     10.2. Partial Taking. In the event that a portion of the Demised Premises is acquired by exercise of the power of eminent domain, and the remaining portions of the Demised Premises can, in Tenant's judgment, reasonably be used by Tenant for the same general purposes for which they were used prior to such acquisition, or all or a portion of the Demised Premises are so acquired and neither party exercises any right to terminate this Lease pursuant to Article 10.1, then this Lease shall remain in effect. If the Lease remains in effect, there shall be a reduction in base rent payable from and after the date of such acquisition, which reduction shall be equal to current base rent, multiplied by a fraction, the numerator of which shall be the value of the improvements so acquired and the denominator of which shall be the value of improvements immediately prior to such acquisition.

     10.3. Damages. Tenant will not participate in the condemnation proceedings, and shall be entitled to no compensation or any right of action against the Landlord for such damage or taking. All awards, damages and other compensation paid by such authority on account of such condemnation shall belong to Landlord and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the condemning authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, damage to the purchase option, loss of profits or goodwill, or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for the value of furnishings and trade fixtures or


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leasehold improvements installed in the premises at Tenant's expense and for relocation expenses, provided that such claim shall in no way diminish the award, damages or compensation payable to Landlord in connection with such condemnation.

ARTICLE 11. Default.

     11.1. Tenant's Default. If Tenant defaults in the payment of any rent due hereunder, and if after written notice from Landlord to Tenant such default continues for a period of ten (10) calendar days; or if Tenant defaults in any other covenant or agreement to be performed by it under this Lease, and if after written notice from Landlord to Tenant, such default continues for a period of thirty (30) calendar days unless the default is of a nature that cannot be cured within thirty (30) days in which case Tenant shall not be in default so long as Tenant has commenced the cure of such default within such thirty (30) day period and diligently continues such cure to completion; or if the leasehold interest of Tenant is taken on execution or by other process of law; or if any proceeding is commenced by or against Tenant seeking any reorganization, arrangement, composition, liquidation or other similar relief under any applicable federal or state bankruptcy or other similar statute and such proceeding is not dismissed within sixty (60) calendar days after its commencement (except that non-dismissal of any such proceeding shall not be a default so long as all of Tenant's covenants and obligations under this Lease are being performed by or on behalf of Tenant); then, and in any of such cases, Landlord may immediately or at any time thereafter so long as such default continues, upon ten (10) days written notice, either terminate this Lease and sue Tenant for damages for breach of Tenant's obligations to Landlord under this Lease or, without terminating this Lease, enter into and upon the Demised Premises or any part thereof and take possession of the same fully and absolutely without such re-entry working a forfeiture of the rents to be paid and the obligations to be performed by Tenant for the full term of this Lease, and Landlord may, at its election, lease or sublet the Demised Premises or any part thereof on such terms and conditions, for such rents, and for such time as Landlord may elect, and after crediting the rent actually collected by Landlord from such reletting against the rentals stipulated to be paid under this Lease by Tenant, collect from Tenant any balance remaining due on the rent reserved under this Lease.

     11.2. Landlord's Default. If Landlord defaults in any covenant or agreement to be performed by it under this Lease and if after written notice from Tenant to Landlord, default continues for a period of thirty (30) calendar days unless the

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default is of a nature that cannot be cured within thirty (30) days in which case Landlord shall not be in default so long as Landlord has commenced the cure of such default within such thirty (30) day period and diligently continues such cure to completion, Tenant may immediately terminate this Lease upon written notice to Landlord, or Tenant may provide written notice of its intent to cure such default. If Tenant gives notice of its intent to cure, Tenant shall provide to Landlord support for any applicable cost, including a written repair estimate or governmental notice, as applicable. If Landlord disputes any such estimate, Tenant shall obtain a second estimate from a third party agreeable to Landlord and Tenant (the "Third Party Estimate"). Landlord and Tenant agree to be bound by such Third Party Estimate, and if Tenant cures such default prior to Landlord curing such default, Tenant may deduct the amount of the Third Party Estimate, including interest at the rate of one percent (1%) per month on such amount, from rentals due or to become due to Landlord.

     11.3. Default Notices. Any default notice given pursuant to this Article shall specify the nature and extent of the default.

ARTICLE 12. Funds Expended by Landlord.

     12.1. Repayment by Tenant. In the event Tenant shall fail to pay any sum required to be paid by it under the term of this Lease, including (without limitation) insurance premiums, Landlord shall be entitled to pay such sums. Tenant shall repay the same to Landlord upon demand, together with all interest, costs and damages, or Landlord, at its' option, may add any sum so paid as additional rent to the next installment of rent coming due, but payment by Landlord of any such sum shall not be deemed to waive or release the default in payment thereof by Tenant, or the right of Landlord to recover possession, at its election, of the Demised Premises by reason of Tenant's default.

ARTICLE 13. Use of Demised Premises.

     13.1. Tenant shall not use the Demised Premises in any manner contrary to the applicable zoning, health, fire or safety regulations, ordinances or statutes, civil or criminal, (whether now in effect or hereafter enacted) of the City of Manassas or the Commonwealth of Virginia.

     13.2. Environmental Matters.

     13.2.1. Hazardous Materials. Landlord represents and warrants that no Hazardous Materials (as hereinafter defined) are


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presently deposited, stored or otherwise located on, under or in the Demised
Premises. Tenant covenants that it shall not deposit, store or otherwise locate Hazardous Materials on, under or in the Demised Premises; provided, however, Tenant may store, handle and use the following chemicals, substances or materials if they are used, stored, handled and disposed of in material compliance with Environmental Requirements: (a) chemicals, substances or materials routinely used in office areas, (b) janitorial supplies, cleaning fluids or other chemicals, substances or materials reasonably necessary for the day-to-day operation or maintenance of the Demised Premises by Tenant, (c) chemicals, substances or materials reasonably necessary for the construction or repair of improvements on the Demised Premises, (d) pesticides, fertilizers and other chemicals, substances or materials reasonably used for agricultural, horticultural, landscaping or pest control purposes on the Demised Premises, (e) gasoline, motor oil or other chemicals, substances or materials resulting from the operation, parking, cleaning and routine maintenance of motor vehicles and equipment on the Demised Premises, (f) petroleum products stored in above ground fuel storage tanks installed and maintained by Tenant or (g) chemicals, substances or materials stored on the Demised Premises or included in products stored on the Demised Premises for sale to customers typically used in the ordinary course of the Tenant's business.

     13.2.2. Notice of Violations. Any notice given by Landlord pursuant to this
Article 13 shall specify such violations to the extent known by Landlord at the time of the giving of said Notice. All notices shall comply with the requirements of Article 23 of this Lease.

     13.2.3. Underground Inspection and Storage Tanks. Except as set forth in
Article 5.5, Tenant shall locate no underground improvement on the Demised Premises. Notwithstanding any other provision of this Lease, Tenant shall not locate an underground gas, diesel or oil storage tank on or under the Demised Premises.

     13.2.4. Definitions. For the purposes of this Agreement:

          (i) "Hazardous Materials"' means any substance: (A) the presence of which requires investigation or remediation under any applicable federal, state or local statute, regulation, ordinance, order, action or policy or common law; (B) that is defined as a "hazardous waste" or "hazardous substance" under any applicable federal, state or local statute, regulation


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     or ordinance, including without limitation any statute referred to in
     Article 13.2.4(iv) hereof; (C) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable governmental authority, agency, department, commission, board, agency or instrumentality; (D) the presence of which on the Demised Premises causes or threatens to cause a nuisance upon the Demised Premises or to adjacent properties or poses or threatens to pose a hazard to the health or safety of persons on or about the Demised Premises; (E) the presence of which on adjacent properties could constitute a trespass by Landlord, or by Tenant after occupancy: (F) that contains gasoline, diesel fuel or other petroleum hydrocarbons in any unconfined manner; or (G) that contains PCBs, asbestos, or urea formaldehyde foam insulation.

          (ii) "Environmental Damages Caused by Tenant" shall mean all claims, judgments, damages, losses, costs, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence on or after the Commencement Date of Hazardous Materials which Tenant has deposited, stored or otherwise located on, under or in the Demised Premises, or the migration or threatened migration from the Demised Premises of Hazardous Materials which Tenant has deposited, stored or otherwise located on, under or in the Demised Premises, the transport or disposal of any Hazardous Materials which Tenant has deposited, stored or otherwise located on, under or in the Demised Premises from the Demised Premises, or the existence of a violation of Environmental Requirements pertaining to the business of Tenant, and including without limitation:

          (A) damages for personal injury, or injury to property or natural resources occurring on or off the Demised Premises, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on Demised Premises, interest and penalties including but not limited to claims brought by or on behalf of employees of the business of the Tenant or of the Landlord;

          (B) reasonable fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs, including without limitation costs for material and equipment, incurred in connection with the investigation or remediation of such Hazardous Materials or violation of Environmental Requirements including, but not limited to, the preparation of any feasibility studies, or reports or the performance of any cleanup, remedial, removal, response, abatement, containment, closure, restoration, reclamation or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Demised Premises or any other property or otherwise expended in connection with such conditions, and including without limitation any reasonable attorneys' fees, costs, and expenses incurred in enforcing this Agreement or collecting any sums due hereunder;

          (C) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (B) herein; and

          (D) diminution in the value of the interest of Landlord in the Demised Premises and damages for the restriction on the use of or adverse impact on the usable space or of any amenity of the Demised Premises.

          (iii) "Environmental Damages Caused by Landlord" shall mean all claims, judgments, damages, losses, costs, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement or judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence of Hazardous Materials upon or beneath the Demised Premises or migrating or threatening to migrate to or from the Demised Premises, the transport or disposal of any Hazardous Materials to or from the Demised Premises, or the existence of a violation of Environmental Requirements pertaining to the Demised Premises, regardless of whether the existence of such Hazardous Materials, such disposal or transport, or such violation of Environmental Requirements arose prior to the present ownership or operation of the Demised Premises, but expressly excluding all Environmental Damages Caused by Tenant, and otherwise including without limitation:

          (A) damages for personal injury, or injury to property or natural resources occurring on or off the Demised Premises, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on Demised Premises, interest and penalties including but not limited to claims brought by or on behalf of employees of the business;

          (B) reasonable fees incurred for the services of attorneys, consultants, contractors, experts, laboratories and all other costs, including without limitation costs for material and equipment, incurred in connection with the investigation or remediation of such Hazardous Materials or violation of

               Environmental Requirements including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, response, abatement, containment, closure, restoration, reclamation or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Demised Premises or any other property or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this Agreement or collecting any sums due hereunder;

          (C) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (B) herein; and

          (D) diminution in the value of the leasehold interest of Tenant in the Demised Premises and damages for the restriction on the use of or adverse impact on the usable space or of any amenity of the Demised Premises.

          (iv) "Environmental Requirements" shall mean all applicable present statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, the states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including, without limitation: all requirements pertaining to emissions, discharges, releases or threatened releases of any Hazardous Materials into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any Hazardous Materials: all requirements pertaining to the protection of the health and safety of employees or the public (including, without limitation, all requirements under the Occupational Safety and Health Act and all rules and regulations promulgated thereunder); all requirements pertaining to the reclamation or restoration of land; and all requirements pertaining to underground storage tanks.

          (v) "Tenant" for purposes of this Article shall include their respective invitees, licensees and customers.

     13.2.5. Remediation. Tenant shall indemnify and hold Landlord harmless from any and all Environmental Damages Caused by Tenant and the Tenant shall provide such soil or water remediation as the appropriate governmental authorities may require in the event of any Environmental Damages Caused by Tenant or of Tenant's violation of Article 13.2. Landlord shall hold Tenant harmless from any and all Environmental Damages Caused by Landlord and the Landlord shall provide such soil or water remediation as the appropriate governmental authorities may require in the event of any Environmental Damages Caused by Landlord or of Landlord's violation of Article 13.2.

ARTICLE 14. Landlord's Warranties and Representations.

     Landlord hereby covenants, warrants and represents to Tenant as follows:

     14.1. that Landlord is the sole owner of the Demised Premises in fee simple absolute, free and clear of all liens or security interests other than the parties holding security interests in the Demised Property and disclosed on Exhibit C attached hereto (if any) and has full right and authority to enter this Lease for the full term hereof, including any renewal term;

     14.2. that Landlord will put Tenant in possession of the Demised Premises on the Possession Date (as defined below);

     14.3. that Tenant, on paying the rental and performing the covenants herein agreed by it to be performed, shall and may peaceably and quietly have, hold, occupy and enjoy the Demised Premises for the term of this Lease, including all renewal terms; and

     14.4. that there are no environmental liens against the Demised Premises.

ARTICLE 15. Waiver of Landlord's Lien.

     Landlord shall not have, and hereby expressly waives, any lien granted to Landlord, whether statutory or otherwise, upon Tenant's personal property, fixtures, inventory, or stock-in- trade on the Demised Premises for non-payment of rent, default by Tenant, or any other reason whatsoever.

ARTICLE 16.   Subordination, Nondisturbance and Attornment.

     Provided the mortgagee or beneficiary enters into a valid and effective nondisturbance and attornment agreement with Tenant in form and substance reasonably acceptable to Tenant, which among other things shall provide that (a) Tenant shall not be named or joined in any action or proceeding to foreclose or enforce a mortgage or deed of trust, and in the event of foreclosure or other action taken under the mortgage or deed of trust by the holder thereof, this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder, and (b) such holder shall permit insurance proceeds and condemnation proceeds to be used for any restoration and repair in the manner provided for this Lease, Tenant shall subordinate this Lease to the lien of any mortgage of deed of trust upon the Demised Premises. In the event of delivery of such agreement, this provision shall be self-operative. If the holder of the mortgage or deed of trust or any person claiming under him shall succeed to the interest of Landlord in this Lease, Tenant shall recognize such holder or person as its Landlord, provided that such holder or person shall assume all of the obligations of Landlord hereunder.

ARTICLE 17.   Inspection.

     17.1. During Lease Term. During the term of this Lease, including any Renewal Term, Landlord shall have the right from time to time to conduct further inspections of the Demised Premises, at Landlord's sole cost and expense, including without limitation environmental sampling of soil, surface water, ground water and building materials, in order to assess the condition of the Demised Premises. Landlord's inspections shall be conducted upon reasonable notice and at reasonable times. Landlord shall repair any damage caused by or a result of said inspections, provided that Landlord's obligation is strictly limited to repairs made necessary by the act(s) of inspection.

     17.2. Tenant's Obligations. Tenant shall repair any damage to the Demised Premises caused by Tenant or its consultant discovered by or through any inspection contemplated by this Article 17 and shall not cause any liens to be filed against the

Demised Premises as a result of such damage. A breach by Tenant of this provision (17.2.) shall be deemed by Landlord to be a material breach of this Lease Agreement.

ARTICLE 18.   Indemnity.

     18.1. Indemnification by Landlord. Notwithstanding any other Article of this Lease, Landlord shall and hereby does agree to indemnify, protect, defend and hold harmless Tenant and its partners, directors, officers, employees, shareholders, lenders, agents, contractors, and each of their respective successors and assigns (individually and collectively "Indemnitees") from and against any and all claims, judgments, damages, penalties, fines, taxes, costs, liabilities, losses, and expenses arising at any time during or after the term of this Lease as a result of or in connection with the following, regardless of potential strict liability of Tenant or the other Indemnitees therefor:
Landlord's breach of any representation, covenant or warranty contained in this Agreement, other than to the extent covered under Article 13.2. This obligation by Landlord to indemnify, protect, defend, and hold harmless Indemnitees includes, without limitation: all foreseeable and unforeseeable consequential damages; damages for the loss or restriction on use of rentable or useable space or of any amenity of the Demised Premises: all sums paid in settlement of claims; reasonable attorneys' fees; and litigation, arbitration and administrative proceeding costs.

     18.2. Indemnification by Tenant. Notwithstanding any other Article of this Lease, Tenant shall and hereby does agree to indemnify, protect, defend and hold harmless Landlord and its partners, directors, officers, employees, shareholders, lenders, agents, contractors, and each of their respective successors and assigns (individually and collectively "Landlord Indemnitee~") from and against any and all claims, judgments, damages, penalties, fines, taxes, costs, liabilities, losses, and expenses arising at any time during or after the term of this Lease as a result of or in connection with the following, regardless of potential strict liability of Landlord or the other Landlord Indemnitees therefore; Tenant's breach of any representation, covenant or warranty contained in this Agreement other than as covered by Article 13.2. This obligation by Tenant to indemnify, protect, defend, and hold harmless Landlord's Indemnitees includes, without limitation: all foreseeable and unforeseeable consequential damages; damages for the loss or restriction on use of rentable or useable space or of any amenity of the Demised Premises; all sums paid in settlement of claims; reasonable attorneys fees; and litigation, arbitration and administrative proceeding costs.

     18.3. Survival. The obligations under this Article 18 shall survive the expiration or termination of the Lease for any reason whatsoever.

ARTICLE 19.   Tender of Possession and Possession Date.

     19.1. Notwithstanding anything to the contrary contained herein, Landlord and Tenant agree Tenant shall take (or be deemed to take) and Landlord shall tender to Tenant, possession of the Demised Premises, on the date following the issuance of an Occupancy Permit. Landlord shall give Tenant no less than five
(5) days notice of the date upon which Landlord will tender possession. Construction of the Demised Premises is projected to be completed on or about September 30th, 2000.

     19.2. In the event that Landlord has not tendered possession of the Demised Premise by December 31, 2000, Tenant shall have the right to terminate this Lease upon written notice delivered to Landlord of Tenant's intent to terminate given not less than 10 days prior to its intended termination date.

     19.3. Upon either parties request, a "Commencement Date Agreement" shall be prepared by Landlord and executed by both parties which shall set forth the exact commencement date and the date of expiration of the initial term. Said commencement date agreement shall become an additional addendum to the Lease Agreement dated March 1 , 2000, and shall be incorporated fully into this Lease Agreement notwithstanding the provisions of Article 24.1.

     19.4. Tenant shall be given vacant possession of the Demised Premises in broom-clean condition, free of rubbish and debris, and free of tenants, tenancies and parties in possession.

ARTICLE 20.   Estoppel Certificates.

     At any time and from time to time Landlord and Tenant each shall, within 15 days after receipt of a request in writing, from the other, execute, acknowledge and deliver to the other or to any person designated by the other, a statement in writing certifying that the Lease is unmodified and is in full force and effect, or if there have been modifications, that the Lease is in full force and effect as modified (stating the modifications); that the other party is not in default in the performance of its covenants hereunder, or if there have been such defaults, specifying the same; and the dates to which the rent and other charges have been paid.

ARTICLE 21.   Assignment and Subletting.

     Tenant shall not assign this Lease or Sublet the whole or any portion of the Demised Premises without the consent of Landlord, which consent shall not be unreasonably withheld or delayed; except that such consent shall not be required for any assignment or subletting to any person controlling, controlled by or under common control with Tenant, or in connection with Tenant's sale of substantially all of the assets of the business of Syconet.com, Inc., conducted by it in the Demised Premises. This provision shall not be construed to require Landlord's consent for any financing transaction in which Tenant grants to the lender as collateral a security interest in the Lease or Tenant's property at the Demised Premises; provided that Landlord shall not be required to permit any lender to assume this Lease without Landlord's express written consent, which consent may be conditioned upon lender's or lender's designate's assumption of the liabilities of Tenant hereunder.

ARTICLE 22.   Holding Over.

     In the event that Tenant or anyone claiming under Tenant shall continue occupancy of the Demised Premises after the expiration of the original term of this Lease or any renewal or extension thereof without any agreement in writing between Landlord and Tenant with respect thereto, such occupancy shall not be deemed to extend or renew the term of this Lease, but such occupancy shall continue as a tenancy from month to month upon the covenants, provisions and conditions herein contained and at a monthly rent amount equal to one hundred and fifty percent (150%) of the rent in effect during the last month of the term of this Lease, as extended or renewed, prorated and payable for the period of such occupancy.

ARTICLE 23.   Notices.

     23.1. Address for Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be deemed to have been duly given if in writing and sent by certified mail, return receipt requested, postage prepaid, or delivered by an overnight courier service, as follows:

     If to Tenant: Until date of occupancy to:

                           9208-A Venture Court
                           Manassas, VA  20111

                     After date of occupancy to:

                           10390 Central Park Drive
                           Manassas, VA  20110

      With copy to:        Richard Klein, Esq.
                           Hofheimer Gartlir & Gross, LLP
                           530 Fifth Avenue
                           New York, NY  10036

      If to Landlord:      Broadwater Investments II
                           12039 Wright Lane
                           Bristow, VA  20136-1613

      With copy to:        Robert D. Wittenauer, Esq.
                           9401 Battle Street
                           Manassas, VA  20110

     Communications shall be deemed received upon the earlier of (a) actual receipt or (b) three (3) days after deposit in the U.S. Mail in accordance with the foregoing.

     23.2. Change of Address. Landlord or Tenant may change the address to which such communications are to be directed to it by giving notice to the other in the manner provided in Article 24.1

ARTICLE 24.   General.

     24.1. Entire Agreement. This Lease sets forth the entire agreement and understanding of the parties regarding the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof, except that the parties hereto may provide by separate instrument (i) their agreement regarding Tenant's build-out and fixtures construction, final plans and specifications, work change procedure, and correction procedures for work defect(s) and (ii) their agreement regarding lease commencement as provided in Article 2.

     24.2. Binding Agreement. All of the terms, covenants, representations, warranties and conditions of this Lease shall be binding upon, and inure to the benefit of and be enforceable by, the parties hereto and their respective permitted successors and assigns.

     24.3. Amendments. This Lease may be amended only by a written instrument, duly executed by Landlord and Tenant, which specifically refers to this Lease and states that it amends this Lease.

     24.4. Waiver. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty, contained in this Lease, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

     24.5. Headings. The article headings contained in this Lease are for convenient reference only, and shall not in any way affect the meaning of interpretation of this Lease.

     24.6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia, without regard to the conflicts of laws principles thereof.

     24.7. Force Majeure. Neither Landlord nor Tenant shall be required to perform any non-monetary term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, strikes, lockouts, material or labor restrictions by any governmental authority, civil riot, floods, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part to prevent or overcome.

     24.8. Time of Essence. Time is expressly declared and agreed to be of the essence in this Lease with respect to any and all terms, covenants, conditions, agreements, provisions, options, rights of termination and all other matters relating to this Lease.

     24.9. Cumulative Effect. The rights and remedies by this Lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

     24.10. Severability. In case of any one or more of the provisions contained in this Lease shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not effect any other provision hereof and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

ARTICLE 25.   Authority.

     Except as otherwise provided herein, each individual executing this Lease in a representative capacity warrants and represents to the other party that he has all requisite authority to execute the same on behalf of the entity represented, in the capacity in which he has executed the same. Upon request by either party to the other, any party signing on behalf of a corporation will provide to the other a Certificate of Good Standing of the corporation and a certified copy of a Corporate Resolution authorizing signature of this document by the individuals signing the same on behalf of the corporation. Any parties signing this Lease as trustee or personal representative of one or more of the record owners thereof, shall provide evidence reasonably satisfactory to the other party that he is authorized to bind the record owners of the Demised Premises (including, with respect to a trust, a certified copy of the trust agreement and all amendments thereto and, with respect to a personal representative of a decedent's estate, a copy certified to be true and correct of a decedent's last will and testament and a certified copy of the letters of administration of the probate court appointing the personal representative). Each party signing on behalf of a partnership or limited partnership shall furnish a certified copy of the Partnership Agreement or the Certificate of Limited Partnership. Where a general or limited partnership has more than one general partner, evidence shall be provided to the other party on request evidencing that the general partner executing this Lease, or any document pursuant to this Lease, has authority to bind the partnership. Such evidence shall be deemed satisfactory if it would be sufficient to a title insurance company authorized to do business in the state in which the Demised Premises are located, for the purpose of issuing a policy of title insurance insuring the leasehold interest created by this Lease.

ARTICLE 26.   Attorneys' Fees.

     In the event of any litigation involving the parties to this Lease to enforce any provision of this Lease, to enforce any remedy available upon default under this Lease, or seeking a declaration of the rights of either party under this Lease, the prevailing party shall be entitled to recover from the other such attorneys' fees and costs as may be reasonably incurred, including the costs of reasonable investigation, preparation and professional or expert consultation incurred by reason of such litigation. All other attorneys' fees and costs relating to this Lease and the transactions contemplated hereby shall be borne by the party incurring the same.

ARTICLE 27.   Brokerage Commission.

     Landlord and Tenant do hereby warrant and represent to each other that all brokerage fees relating to this Lease shall be settled by previous agreements between Landlord and Selling Broker.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year written adjacent to the signature of the parties or their duly authorized representative.

                                   LANDLORD:

                                   BROADWATER INVESTMENTS II
                                   a Virginia general partnership

                                   By: /s/ David L. Broadwater
                                       -----------------------
                                   Name: David L. Broadwater
                                   Title: General Partner

                                   Date: 3/1/00

                                   TENANT:


ATTEST:                            SYCONET.COM, INC.,
                                   a Delaware corporation

/s/ Jack P. Kelly                  By: /s/Kathryn T. Jacobson
    ----------------                   --------------------------
Name: Jack P. Kelly                    Name: Kathryn T. Jacobson
                                   Title: Chief Financial Officer

                                   Date: 3/3/00

Exhibit A - Demised Premises
Exhibit C - Lien-Holders of Landlord

                                    EXHIBIT A

                                LEGAL DESCRIPTION


All that certain lot or parcel of land and all improvements thereton located in the City of Manassas, Virginia, being more particularly described as follows:

Lot 1A, Central Park Business and Industrial Center, as dedicated, subdivided and platted by Deed of subdivision recorded in Deed Book 2495 at Page 1170 of the land records of Prince William County, Virginia.

And being the same property conveyed to Broadwater Investments II, a Virginia general partnership, by Deed dated March 1, 1999, and recorded March 2, 1999, at Deed Book 2707, Page 1025, among the land records of Prince William County, Virginia.

                                    EXHIBIT C

                        CURRENT MORTGAGEES OR LIENHOLDERS


None